KKR & Co. Inc. Reports Third Quarter 2023 Financial Results November 7, 2023

i Conference Call A conference call to discuss KKR's financial results will be held on November 7, 2023 at 10:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events- presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group's website at www.globalatlantic.com. New York, November 7, 2023 – KKR & Co. Inc. (NYSE: KKR) today reported its third quarter 2023 results. KKR Reports Third Quarter 2023 Financial Results Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers Our results demonstrate the durability, diversity and growth in our business. We are raising and deploying capital across all our businesses and regions. We have a mature global portfolio that is performing and providing monetization opportunities. And we have multiple ways to grow, leading to real momentum and optimism as we look to 2024 and beyond.

ii Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic”) as of February 1, 2021. This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR & Co. Inc. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation (other than financial figures, which are as of quarter end), unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since that date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as "outlook," "believe," “think,” "expect," "potential," "continue," "may," "should," "seek," "approximately," "predict," "intend," "will," "plan," "estimate,“ "anticipate," "visibility on," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward- looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP measures, including after-tax distributable earnings (or DE), fee related earnings (or FRE), and book value. These non-GAAP measures are in addition to, and not a substitute for, measures of financial and operating performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non-GAAP measures presented herein and a reconciliation of non-GAAP measures to comparable GAAP measures. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR & Co. Inc., can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023 and its other filings with the SEC, which are available at www.sec.gov. From time to time, we may use our website as a channel of distribution of material information. Financial and other material information regarding KKR is routinely posted on and accessible at www.kkr.com. Financial and other material information regarding Global Atlantic is routinely posted on and accessible at www.globalatlantic.com. Information on these websites are not incorporated by reference herein and are not a part of this presentation. Contact Information KKR Reports Third Quarter 2023 Financial Results Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com

KKR & Co. Inc. Third Quarter Earnings

Third Quarter 2023 GAAP Results (Unaudited)

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $1.5 billion for the quarter.

GAAP Stockholders' Equity Per Outstanding Share of Common Stock was $23.07 at quarter end.

($ in thousands, except per share data)	3Q'22	3Q'23	3Q'22 YTD	3Q'23 YTD
Revenues				
Asset Management	$ 101,066	$ 1,665,012	$ (372,376)	$ 4,242,390
Insurance	1,755,366	1,650,469	3,551,564	5,827,091
Total Revenues	**$ 1,856,432**	**$ 3,315,481**	**$ 3,179,188**	**$ 10,069,481**
Expenses				
Asset Management	475,698	1,168,348	1,535,753	2,950,149
Insurance	1,198,495	1,147,175	2,060,867	5,347,939
Total Expenses	**$ 1,674,193**	**$ 2,315,523**	**$ 3,596,620**	**$ 8,298,088**
Total Investment Income (Loss) - Asset Management	**$ 23,949**	**$ 1,819,232**	**$ (3,934)**	**$ 2,907,245**
Income Tax Expense (Benefit)	81,685	437,210	15,825	910,912
Redeemable Noncontrolling Interests	1,602	(3,685)	1,547	(12,728)
Noncontrolling Interests	73,014	895,539	221,286	1,088,622
Preferred Stock Dividends	17,250	17,248	51,750	51,747
Net Income (Loss) - KKR Common Stockholders	**$ 32,637**	**$ 1,472,878**	**$ (711,774)**	**$ 2,640,085**
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock				
Basic	$ 0.04	$ 1.71	$ (1.00)	$ 3.06
Diluted	$ 0.04	$ 1.64	$ (1.00)	$ 2.95
Weighted Average Shares of Common Stock Outstanding				
Basic	859,833,444	862,123,088	711,908,107	861,598,674
Diluted	886,216,494	909,056,980	711,908,107	911,716,705

	4Q'22	3Q'23
KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Common Stock	**$ 20.55**	**$ 23.07**

Note: See Appendix for GAAP income statement and GAAP balance sheet. Totals may not add due to rounding in this presentation.

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2 Capital Metrics Third Quarter 2023 Highlights • Fee Related Earnings (“FRE”) of $558 million ($0.63/adj. share) in the quarter, up 3% year-over-year • FRE was $2.3 billion in the LTM ($2.55/adj. share), up 2% year-over-year • After-tax Distributable Earnings (“DE”) of $780 million ($0.88/adj. share) in the quarter, down 7% year-over-year • DE was $3.0 billion in the LTM ($3.37/adj. share), down 26% year-over-year • Book Value Per Adjusted Share (“BVPS”) of $29.68 at quarter end including $22.02 per adj. share of Net Cash and Total Investments • Assets Under Management (“AUM”) of $528 billion, up 6% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $424 billion, up 7% year-over-year • Uncalled Commitments of $99 billion • New Capital Raised of $14 billion in the quarter and $54 billion in the LTM • Capital Invested of $9 billion in the quarter and $44 billion in the LTM • Regular dividend of $0.165 per share of common stock was declared for the quarter Note: Adj. share refers to adjusted shares. See the Appendix for GAAP reconciliations, endnotes about Net Cash and Total Investments and other important information. See page 26 for record and payment dates for common stock. Financial Measures Corporate

Third Quarter 2023 Segment Earnings

($ in thousands, except per share data)		3Q'22		3Q'23		3Q'22 YTD		3Q'23 YTD
Management Fees	$	670,534	$	758,700	$	1,950,389	$	2,245,744
Transaction and Monitoring Fees, Net		167,455		124,014		580,794		456,421
Fee Related Performance Revenues		49,924		20,436		71,974		70,529
Fee Related Compensation		(199,780)		(203,209)		(585,748)		(623,987)
Other Operating Expenses		(146,370)		(142,416)		(409,489)		(440,295)
Fee Related Earnings	**$**	**541,763**	**$**	**557,525**	**$**	**1,607,920**	**$**	**1,708,412**
Realized Performance Income		497,860		329,266		1,837,925		653,998
Realized Performance Income Compensation		(322,927)		(213,816)		(1,180,990)		(424,910)
Realized Investment Income		284,979		231,196		911,221		543,965
Realized Investment Income Compensation		(42,747)		(34,679)		(136,683)		(81,576)
Asset Management Segment Operating Earnings		**958,928**		**869,492**		**3,039,393**		**2,399,889**
Insurance Segment Operating Earnings		**168,835**		**210,027**		**493,397**		**585,363**
Distributable Operating Earnings		**1,127,763**		**1,079,519**		**3,532,790**		**2,985,252**
Interest Expense and Other		(88,267)		(95,148)		(246,497)		(284,402)
Income Taxes on Operating Earnings		(204,328)		(204,640)		(625,872)		(549,239)
After-tax Distributable Earnings	**$**	**835,168**	**$**	**779,731**	**$**	**2,660,421**	**$**	**2,151,611**
Additional Financial Measures and Capital Metrics:								
FRE per Adjusted Share	$	0.61	$	0.63	$	1.82	$	1.92
After-tax DE per Adjusted Share	$	0.94	$	0.88	$	3.01	$	2.42
Total Asset Management Segment Revenues	$	1,670,752	$	1,463,612	$	5,352,303	$	3,970,657
Assets Under Management	$	496,219,000	$	527,711,000	$	496,219,000	$	527,711,000
Fee Paying Assets Under Management	$	397,627,000	$	423,624,000	$	397,627,000	$	423,624,000

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting After-tax Distributable Earnings and other important information.

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4 Management Fees and Fee Related Earnings Management Fees Fee Related Earnings Per Adjusted Share • Increased by 16% to $3.0 billion in the LTM • Growth has been driven by an increase in Fee Paying AUM from organic capital raised • Increased 2% year-over-year. The growth in management fees was partially offset by a decline in transaction fees as activity decreased alongside a more volatile capital markets backdrop • FRE margins remained above 60% in both periods ($ in millions) $2.51 $2.55 62% 61% FRE per adjusted share FRE margin LTM 3Q'22 LTM 3Q'23 $1,442 $2,071 $2,656 $2,543 $2,952 2020 2021 2022 LTM 3Q'22 LTM 3Q'23

5 Assets Under Management • AUM of $528 billion, up 6% year-over-year, with $14 billion of organic new capital raised in the quarter and $54 billion in the LTM • Fee Paying AUM of $424 billion, up 7% year-over-year, with $12 billion of organic new capital raised in the quarter and $58 billion in the LTM • Perpetual Capital of $204 billion, up 9% year-over-year driven primarily by the organic growth of Global Atlantic. Perpetual capital represents 39% of AUM and 48% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) $496 $528 3Q'22 3Q'23 $398 $424 3Q'22 3Q'23 $186 $204 3Q'22 3Q'23 Note: Perpetual capital is capital of indefinite duration, which may be reduced or terminated under certain conditions. See Appendix for endnotes about perpetual capital and other important information.

6 Additional Capital Detail • Dry Powder: Uncalled commitments of $99 billion remain diversified across the firm’s investment strategies • AUM Not Yet Paying Fees: At quarter end, there was $38 billion of committed capital with a weighted average management fee rate of approximately 90 bps that becomes payable when the capital is either invested or enters its investment period • Carry Eligible AUM: Of the $261 billion of carried interest eligible AUM, $191 billion is above cost and accruing carry • Performance Fee Eligible AUM: $327 billion, up 4% year-over-year Performance Fee Eligible AUM Uncalled Commitments ($ in billions) ($ in billions) $314 $327 3Q'22 3Q'23 $113 $99 3Q'22 3Q'23 Note: See Appendix for endnotes for additional information relating to uncalled commitments.

7 Gross unrealized carried interest totals $5.6 billion as of September 30, 2023 Fund Investment Performance Private Equity Real Assets Opportunistic Real Estate Portfolio Infrastructure Portfolio Credit Alternative Credit Composite Traditional Private Equity Portfolio Leveraged Credit Composite 3Q'23 14% LTM Gross Return 3% 12%5% 9%3% -9%1% 14%3% Note: Traditional Private Equity does not include Core or Growth. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results.

Segment Detail

Asset Management Segment – Private Equity

- **AUM:** Increased 2% quarter-over-quarter and increased 5% year-over-year to $174 billion with organic new capital raised of $2 billion in the quarter and $4 billion YTD
  - Following quarter end, both Next Generation Technology III and Global Impact II held final closes; NGT III is over 30% larger than NGT II and GIF II is over double the size of its predecessor
- **Realizations:** Carried Interest in 3Q driven primarily by monetization activity in our traditional private equity strategy in the U.S.
- **Capital Invested:** $2 billion in the quarter and $8 billion YTD. In 3Q, deployment was driven by traditional private equity across Europe, the U.S. and Asia
  - Modest 3Q deployment does not reflect announced, but not yet closed, activity
- **Performance:** The Traditional Private Equity portfolio appreciated 12% in the LTM

($ in thousands)		3Q'22		3Q'23		3Q'22 YTD		3Q'23 YTD
Management Fees	$	295,234	$	318,424	$	876,517	$	954,846
Transaction and Monitoring Fees, Net		41,436		17,837		91,301		85,253
Fee Related Performance Revenues		—		—		—		—
Fee Related Revenues	**$**	**336,670**	**$**	**336,261**	**$**	**967,818**	**$**	**1,040,099**
Carried Interest	$	484,560	$	298,707	$	1,698,473	$	607,942
Incentive Fees		—		—		24,056		49
Realized Performance Income	**$**	**484,560**	**$**	**298,707**	**$**	**1,722,529**	**$**	**607,991**
Capital Metrics:								
Assets Under Management	$	165,470,000	$	173,573,000	$	165,470,000	$	173,573,000
Fee Paying Assets Under Management	$	99,099,000	$	104,835,000	$	99,099,000	$	104,835,000
Capital Invested	$	4,042,000	$	1,614,000	$	14,126,000	$	7,684,000
Uncalled Commitments	$	66,717,000	$	59,923,000	$	66,717,000	$	59,923,000

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Asset Management Segment – Real Assets

- **AUM:** Increased 3% quarter-over-quarter and 6% year-over-year to $125 billion with organic new capital raised of $4 billion in the quarter and $10 billion YTD
- **Realizations:** Carried Interest in 3Q driven primarily by monetization activity in our opportunistic real estate strategy in the U.S.
- **Capital Invested:** $4 billion in the quarter and $12 billion YTD. In 3Q, deployment was driven primarily by Infrastructure across all geographies, as well as real estate credit across multiple strategies
- **Performance:** The Infrastructure portfolio appreciated 14% and the Opportunistic Real Estate portfolio declined 9% in the LTM

($ in thousands)	3Q'22	3Q'23	3Q'22 YTD	3Q'23 YTD
Management Fees	$ 178,652	$ 213,863	$ 494,172	$ 608,818
Transaction and Monitoring Fees, Net	6,730	4,352	15,929	15,265
Fee Related Performance Revenues	39,284	1,493	42,709	14,252
Fee Related Revenues	**$ 224,666**	**$ 219,708**	**$ 552,810**	**$ 638,335**
Carried Interest	$ 11,934	$ 28,488	$ 97,244	$ 38,174
Incentive Fees	—	—	—	—
Realized Performance Income	**$ 11,934**	**$ 28,488**	**$ 97,244**	**$ 38,174**
Capital Metrics:				
Assets Under Management	$ 117,771,000	$ 124,730,000	$ 117,771,000	$ 124,730,000
Fee Paying Assets Under Management	$ 100,354,000	$ 108,067,000	$ 100,354,000	$ 108,067,000
Capital Invested	$ 4,640,000	$ 4,167,000	$ 21,745,000	$ 12,083,000
Uncalled Commitments	$ 31,205,000	$ 23,008,000	$ 31,205,000	$ 23,008,000

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Asset Management Segment – Credit and Liquid Strategies

- **AUM:** Increased 1% quarter-over-quarter and 8% year-over-year to $229 billion with organic new capital raised of $8 billion in the quarter and $24 billion YTD
  - New capital raised in the quarter driven by direct lending and asset-based finance strategies in the U.S. and Europe
  - AUM comprised of: $110 billion of leveraged credit, $47 billion of asset-based finance, $36 billion of direct lending, $9 billion of strategic investments and $27 billion of liquid strategies (hedge fund partnerships)
- **Capital Invested:** $3 billion in the quarter and $9 billion YTD. 3Q deployment was most active in direct lending and asset-based finance
- **Performance:** The Leveraged Credit composite appreciated 14%, with the Alternative Credit composite up 9% in the LTM

($ in thousands)		3Q'22		3Q'23		3Q'22 YTD		3Q'23 YTD
Management Fees	$	196,648	$	226,413	$	579,700	$	682,080
Transaction and Monitoring Fees, Net		3,224		1,620		17,642		3,397
Fee Related Performance Revenues		10,640		18,943		29,265		56,277
Fee Related Revenues	**$**	**210,512**	**$**	**246,976**	**$**	**626,607**	**$**	**741,754**
Carried Interest	$	—	$	—	$	4,153	$	—
Incentive Fees		1,366		2,071		13,999		7,833
Realized Performance Income	**$**	**1,366**	**$**	**2,071**	**$**	**18,152**	**$**	**7,833**
Capital Metrics:								
Assets Under Management	$	212,978,000	$	229,408,000	$	212,978,000	$	229,408,000
Fee Paying Assets Under Management	$	198,174,000	$	210,722,000	$	198,174,000	$	210,722,000
Capital Invested	$	7,001,000	$	3,263,000	$	19,839,000	$	8,634,000
Uncalled Commitments	$	14,667,000	$	16,527,000	$	14,667,000	$	16,527,000

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12 • Transaction Fees: Totaled $100 million in the quarter and $353 million YTD • Approximately 70% of transaction fees were originated in North America in the quarter • Traditional Private Equity and Infrastructure collectively contributed over 50% of transaction fees in the quarter Asset Management Segment − Capital Markets • Realizations: Realized Investment Income of $231 million in the quarter and $544 million YTD • Realizations in the quarter primarily driven by activity relating to traditional private equity • Balance Sheet Investment Return: Up 5% in the quarter and 8% in the LTM • Embedded Gains: $5.7 billion of embedded unrealized gains on the balance sheet at quarter end Asset Management Segment − Principal Activities ($ in thousands) 3Q'22 3Q'23 3Q'22 YTD 3Q'23 YTD Transaction Fees $ 116,065 $ 100,205 $ 455,922 $ 352,506 ($ in thousands) 3Q'22 3Q'23 3Q'22 YTD 3Q'23 YTD Net Realized Gains (Losses) $ 162,716 $ 108,827 $ 435,260 $ 216,076 Interest Income and Dividends, Net 122,263 122,369 475,961 327,889 Realized Investment Income $ 284,979 $ 231,196 $ 911,221 $ 543,965

Insurance Segment

- **Net Investment Income:** Net Investment Income of $1,356 million in the quarter, reflecting higher yields and more normalized liquidity balances
  - 3Q'22 Net Investment Income included $28 million of variable investment income, while there was none in 3Q'23
- **Net Cost of Insurance:** Net Cost of Insurance totaled $820 million in the quarter, driven primarily by both new business growth and the associated higher funding costs, as well the routine run off of older business that was lower cost
- **Highlights**
  - Global Atlantic AUM totals $145 billion, of which $111 billion is Credit AUM
  - The pending $13 billion block reinsurance transaction is expected to close in 4Q 2023

($ in thousands)		3Q'22		3Q'23		3Q'22 YTD		3Q'23 YTD
Net Investment Income	$	1,054,757	$	1,356,407	$	2,881,567	$	3,911,456
Net Cost of Insurance		(618,693)		(820,014)		(1,605,275)		(2,382,303)
General, Administrative and Other		(161,451)		(204,701)		(473,774)		(604,700)
Pre-tax Operating Earnings		274,613		331,692		802,518		924,453
Pre-tax Operating Earnings Attributable to Noncontrolling Interests		(105,778)		(121,665)		(309,121)		(339,090)
Insurance Segment Operating Earnings	**$**	**168,835**	**$**	**210,027**	**$**	**493,397**	**$**	**585,363**
Additional Financial Measures:								
Global Atlantic Book Value	$	3,993,898	$	4,569,653	$	3,993,898	$	4,569,653

Note: See Appendix for endnotes explaining certain terms. 3Q'23 Net Investment Income only included income related to asset/liability matching investment strategies. 3Q'23 YTD Net Investment Income includes $2 million ($1 million of segment operating earnings) of realized gains and losses not related to asset/liability matching investment strategies. 3Q'22 and 3Q'22 YTD Net Investment Income included $28 million ($13 million of segment operating earnings), and $88 million ($40 million of segment operating earnings), respectively, of realized gains and losses not related to asset/liability matching investments strategies.

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14 • Book Value Per Adjusted Share: Increased 10% year-over-year to $29.68 • Net Cash and Total Investments of $22.02 per adjusted share at 3Q'23, compared to $20.41 at 3Q'22 • Total Cash and Investments: $28 billion at quarter end • Global Atlantic Book Value: Reflects our ~63% economic ownership Book Value Book Value Per Adjusted Share $15.57 $19.24 $23.09 $28.87 $27.27 $27.05 $29.68 4Q'18 4Q'19 4Q'20 4Q'21 4Q'22 3Q'22 3Q'23 ($ in millions, except per share data) 4Q'22 3Q'23 (+) Cash and Short-term Investments $ 3,257 $ 3,991 (+) Investments 17,628 19,057 (+) Net Unrealized Performance Income 2,510 3,177 (+) Other Assets, Net 6,979 6,781 (+) Global Atlantic Book Value 4,410 4,570 (-) Debt Obligations - KKR 6,958 7,106 (-) Debt Obligations - KFN 949 949 (-) Tax Liabilities, Net 1,649 1,939 (-) Other Liabilities 912 1,188 (-) Noncontrolling Interests 33 26 Book Value $ 24,283 $ 26,368 Book Value Per Adjusted Share $ 27.27 $ 29.68 Note: Total Cash and Investments is calculated as Cash and Short-term Investments, plus Investments and Global Atlantic Book Value. See Appendix for GAAP reconciliations, endnotes about book value, investments and other important information.

15 Investment Holdings by Asset Class($ in millions) 3Q'23 Investments Fair Value Core Private Equity $ 6,483 Traditional Private Equity 3,887 Growth Equity 1,077 Private Equity Total 11,447 Real Estate 1,782 Infrastructure 1,411 Energy 895 Real Assets Total 4,088 Leveraged Credit 1,213 Alternative Credit 983 Credit Total 2,196 Other 1,326 Total Investments $ 19,057 ($ in millions) 3Q'23 Top 5 Investments Fair Value Fair Value as % of Total Investments USI, Inc. $ 1,613 8% PetVet Care Centers, LLC 1,021 5% Heartland Dental, LLC 824 4% Exact Holding B.V. 681 4% Arnott's Biscuits Limited 516 3% Top 5 Investments 4,655 24% Other Investments 14,402 76% Total Investments $ 19,057 100% Investments Detail Other 7% Traditional Private Equity 21%Growth Equity 6% Real Estate 9% Infrastructure 7% Energy 5% Leveraged Credit 6% Alternative Credit 5% Core Private Equity 34% Note: Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet. See Appendix for endnotes and other important information.

Capital Detail

17 Duration of Capital Growth in Strategic & Perpetual Capital Assets Under Management Perpetual Capital Long-Dated Strategic Investor Partnerships Perpetual Capital Long-Dated Strategic Investor Partnerships 8+ Year Duration at Inception Other ($ in billions) $244 $266 $186 $204 $57 $62 3Q'22 3Q'23 92% of AUM is perpetual capital or has a duration of at least 8 years at inception 51% of AUM is perpetual capital or long-dated strategic investor partnerships 8% 39% 12% 41% Note: Perpetual capital is capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes and other important information.

18 Assets Under Management Rollforward Nine Months Ended September 30, 2023 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 165,147 $ 118,592 $ 220,158 $ 503,897 New Capital Raised 4,195 9,532 24,362 38,089 Distributions and Other (6,081) (5,191) (18,270) (29,542) Change in Value 10,312 1,797 3,158 15,267 Ending Balance $ 173,573 $ 124,730 $ 229,408 $ 527,711 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 170,139 $ 121,616 $ 226,768 $ 518,523 New Capital Raised 1,854 4,107 7,668 13,629 Distributions and Other (3,061) (2,026) (5,830) (10,917) Change in Value 4,641 1,033 802 6,476 Ending Balance $ 173,573 $ 124,730 $ 229,408 $ 527,711 Three Months Ended September 30, 2023 Note: See Appendix for endnotes about distributions, redemptions, and other important information.

19 Fee Paying Assets Under Management Rollforward ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 103,730 $ 106,118 $ 210,146 $ 419,994 New Capital Raised 1,926 4,091 6,179 12,196 Distributions and Other (970) (1,869) (6,190) (9,029) Change in Value 149 (273) 587 463 Ending Balance $ 104,835 $ 108,067 $ 210,722 $ 423,624 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 102,261 $ 103,532 $ 206,130 $ 411,923 New Capital Raised 6,478 10,664 21,835 38,977 Distributions and Other (4,253) (5,396) (19,772) (29,421) Change in Value 349 (733) 2,529 2,145 Ending Balance $ 104,835 $ 108,067 $ 210,722 $ 423,624 Nine Months Ended September 30, 2023 Three Months Ended September 30, 2023 Note: See Appendix for endnotes about distributions, redemptions, and other important information.

Supplemental Information

21 Investment Vehicle Summary ($ in thousands) 4Q'21 4Q'22 FY'21 FY'22 Net Investment Income $ 1,352,187 $ 1,230,677 $ 3,329,570 $ 4,112,244 Net Cost of Insurance (490,115) (751,332) (1,566,681) (2,415,996) General, Administrative and Other (162,085) (164,923) (500,410) (637,718) Pre-tax Insurance Operating Earnings 699,987 314,422 1,262,479 1,058,530 Income Taxes (135,947) (45,817) (199,095) (171,744) Net Income Attributable to Noncontrolling Interests (217,263) (103,464) (410,833) (341,582) Insurance Segment Operating Earnings $ 346,777 $ 165,141 $ 652,551 $ 545,204 Additional Financial Measures: Global Atlantic Book Value $ 3,372,498 $ 3,929,710 $ 3,372,498 $ 3,929,710 ($ in millions) Investment Period Amount Start Date End Date Commitment Uncalled Commitments Percentage Committed by General Partner Invested Realized Remaining Cost Remaining Fair Value PRIVATE EQUITY BUSINESS LINE North America Fund XIII 8/2021 8/2027 $ 18,400 $ 10,570 3% $ 7,830 $ — $ 7,830 $ 8,652 Americas Fund XII 5/2017 5/2021 13,500 1,671 4% 12,428 8,671 9,424 18,054 North America Fund XI 11/2012 1/2017 8,718 158 3% 10,039 22,833 2,759 3,357 2006 Fund(1) 9/2006 9/2012 17,642 — 2% 17,309 37,415 19 9 Millennium Fund(1) 12/2002 12/2008 6,000 — 3% 6,000 14,123 — 6 Ascendant Fund 6/2022 6/2028 2,893 2,893 11% — — — — European Fund VI 6/2022 6/2028 7,414 6,218 3% 1,196 — 1,196 1,029 European Fund V 7/2019 2/2022 6,337 743 2% 5,664 917 5,495 6,669 European Fund IV 2/2015 3/2019 3,512 22 6% 3,637 5,316 1,727 3,027 European Fund III(1) 3/2008 3/2014 5,505 146 5% 5,360 10,625 586 31 European Fund II(1) 11/2005 10/2008 5,751 — 2% 5,751 8,507 — 31 Asian Fund IV 7/2020 7/2026 14,735 8,485 4% 6,411 161 6,278 7,839 Asian Fund III 8/2017 7/2020 9,000 1,446 6% 8,064 5,410 6,758 12,050 Asian Fund II 10/2013 3/2017 5,825 — 1% 7,323 6,474 2,929 2,154 Asian Fund(1) 7/2007 4/2013 3,983 — 3% 3,974 8,728 110 — China Growth Fund(1) 11/2010 11/2016 1,010 — 1% 1,010 1,065 322 114 Next Generation Technology Growth Fund III 11/2022 11/2028 2,620 2,620 7% — — — — Next Generation Technology Growth Fund II 12/2019 5/2022 2,088 161 7% 2,124 496 1,920 2,848 Next Generation Technology Growth Fund 3/2016 12/2019 659 5 22% 668 1,127 276 903 Health Care Strategic Growth Fund II 5/2021 5/2027 3,789 2,984 4% 805 — 805 913 Health Care Strategic Growth Fund 12/2016 4/2021 1,331 156 11% 1,305 249 1,152 1,797 Global Impact Fund II 6/2022 6/2028 2,439 2,439 1% — — — — Global Impact Fund 2/2019 3/2022 1,242 265 8% 1,152 332 1,011 1,602 Co-Investment Vehicles and Other Various Various 17,253 3,231 Various 14,566 8,848 10,132 12,677 Core Investment Vehicles Various Various 24,867 11,331 30% 14,411 979 14,052 23,601 Unallocated Commitments(2) N/A N/A 4,296 4,296 Various — — — — Total Private Equity $ 190,809 $ 59,840 $ 137,027 $ 142,276 $ 74,781 $ 107,363 Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates. (1) The “Invested" and “Realized” columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any. (2) Represents unallocated commitments from our strategic investor partnerships.

Investment Vehicle Summary (cont'd)

($ in millions)	Investment Period					Amount			
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
REAL ASSETS BUSINESS LINE									
Energy Income and Growth Fund II	8/2018	8/2022	$ 994	$ —	20%	$ 1,191	$ 280	$ 970	$ 1,554
Energy Income and Growth Fund	9/2013	6/2018	1,589	—	13%	1,589	1,221	—	—
Natural Resources Fund[1]	Various	Various	887	—	Various	887	168	—	—
Global Energy Opportunities	Various	Various	915	62	Various	520	198	318	173
Global Infrastructure Investors IV	8/2021	8/2027	16,585	7,211	2%	9,666	292	9,477	10,307
Global Infrastructure Investors III	7/2018	6/2021	7,165	1,097	4%	6,333	1,835	5,503	6,946
Global Infrastructure Investors II	12/2014	6/2018	3,040	131	4%	3,164	4,784	1,094	1,601
Global Infrastructure Investors	9/2010	10/2014	1,040	—	5%	1,050	2,228	—	—
Asia Pacific Infrastructure Investors II	9/2022	9/2028	6,057	6,057	6%	—	—	—	—
Asia Pacific Infrastructure Investors	1/2020	9/2022	3,792	705	7%	3,372	725	2,943	3,275
Diversified Core Infrastructure Fund	12/2020	(2)	9,028	845	6%	8,228	417	8,228	8,639
Real Estate Partners Americas III	1/2021	1/2025	4,253	1,618	5%	2,744	226	2,585	2,577
Real Estate Partners Americas II	5/2017	12/2020	1,921	210	8%	1,947	2,652	514	485
Real Estate Partners Americas	5/2013	5/2017	1,229	135	16%	1,024	1,408	94	55
Real Estate Partners Europe II	3/2020	3/2024	2,061	703	10%	1,542	409	1,323	1,210
Real Estate Partners Europe	8/2015	12/2019	707	102	10%	684	757	213	219
Asia Real Estate Partners	7/2019	7/2023	1,682	462	15%	1,228	20	1,192	1,351
Real Estate Credit Opportunity Partners II	8/2019	6/2023	950	—	5%	976	198	976	941
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130	122	4%	1,008	484	1,008	1,004
Property Partners Americas	12/2019	(2)	2,569	46	19%	2,523	159	2,523	2,611
Co-Investment Vehicles & Other	Various	Various	7,438	2,706	Various	4,779	1,534	4,368	4,290
Total Real Assets			**$ 75,032**	**$ 22,212**		**$ 54,455**	**$ 19,995**	**$ 43,329**	**$ 47,238**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) The "Invested and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Open ended fund.

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Investment Vehicle Summary (cont'd) & Additional AUM Detail

($ in millions)	Investment Period		Amount						
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
CREDIT AND LIQUID STRATEGIES BUSINESS LINE[1]									
Opportunities Fund II	11/2021	1/2026	$ 2,324	$ 1,975	7%	$ 349	$ —	$ 349	$ 372
Dislocation Opportunities Fund	8/2019	11/2021	2,967	556	14%	2,412	1,042	1,771	1,854
Special Situations Fund II	2/2015	3/2019	3,525	284	9%	3,241	2,328	1,217	1,288
Special Situations Fund	1/2013	1/2016	2,274	1	12%	2,273	1,790	429	352
Mezzanine Partners	7/2010	3/2015	1,023	33	4%	990	1,166	184	147
Asset-Based Finance Partners	10/2020	7/2025	2,059	1,123	7%	936	66	936	997
Private Credit Opportunities Partners II	12/2015	12/2020	2,245	377	2%	1,868	841	1,258	1,247
Lending Partners IV	3/2022	9/2026	1,150	575	5%	575	—	575	609
Lending Partners III	4/2017	11/2021	1,498	540	2%	958	737	741	759
Lending Partners II	6/2014	6/2017	1,336	157	4%	1,179	1,192	152	89
Lending Partners	12/2011	12/2014	460	40	15%	420	458	23	11
Lending Partners Europe II	5/2019	9/2023	837	210	7%	627	125	627	641
Lending Partners Europe	3/2015	3/2019	848	184	5%	662	419	247	206
Asia Credit	1/2021	5/2025	1,084	629	9%	455	12	455	512
Other Alternative Credit Vehicles	Various	Various	11,946	4,927	Various	7,585	5,867	3,787	3,984
Total Credit and Liquid Strategies			**$ 35,576**	**$ 11,611**		**$ 24,530**	**$ 16,043**	**$ 12,751**	**$ 13,068**
Total Eligible To Receive Carried Interest			**$ 301,417**	**$ 93,663**		**$ 216,012**	**$ 178,314**	**$ 130,861**	**$ 167,669**

($ in millions)	Uncalled Commitments	Remaining Fair Value	Total
Carried Interest Eligible	$ 93,663	$ 167,669	$ 261,332
Incentive Fee Eligible	—	65,335	65,335
Total Performance Fee Eligible	**93,663**	**233,004**	**326,667**
Private Equity and Real Assets	879	44,386	45,265
Credit and Liquid Strategies	4,916	150,863	155,779
Total Assets Under Management	**$ 99,458**	**$ 428,253**	**$ 527,711**

Note: Past performance is no guarantee of future results. See Appendix for endnotes about investment period start and end dates.
(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

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Stock Summary

From December 31, 2022 through November 3, 2023, KKR used a total of $306 million to repurchase 5.4 million shares in the open market and to retire equity awards representing 0.8 million shares that otherwise would have been issued to participants under KKR's equity incentive plans. During this period, open market purchases and retirements were made at an average cost of $49.67 per share.

Common Stock Repurchase Activity

(Amounts in millions, except per share amounts)	Inception to Date[1]
Open Market Share Repurchases	67.3
Reduction of Shares for Retired Equity Awards[2]	24.6
Total Repurchased Shares and Retired Equity Awards	**91.9**
Total Capital Used	$2,511
Average Price Paid Per Share	$27.32
Remaining Availability under Share Repurchase Plan	$194

Adjusted Shares	4Q'22	1Q'23	2Q'23	3Q'23
Common Stock	861,110,478	861,104,000	857,987,641	884,585,205
Exchangeable Securities and Other[3]	29,517,712	29,517,712	30,804,276	3,909,477
Adjusted Shares[4]	**890,628,190**	**890,621,712**	**888,791,917**	**888,494,682**

(1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through November 3, 2023.
(2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.'s equity incentive plans.
(3) Includes (i) for any reporting period prior to the redemption of the Series C Mandatory Convertible Preferred, the number of shares of common stock of KKR & Co. Inc. assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock and (ii) certain securities exchangeable into shares of common stock of KKR & Co. Inc. On September 15, 2023, each outstanding share of the Series C Mandatory Convertible Preferred Stock automatically converted into 1.1700 shares of common stock of KKR & Co. Inc.
(4) Amounts exclude unvested shares granted under the equity incentive plans.

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Investments Detail – Core Private Equity

Growth in Balance Sheet Fair Value


($ in billions)
Embedded Gains
Cost
$1.4
$1.2
2018
$2.5
$1.8
2019
$3.2
$2.0
2020
$5.2
$2.5
2021
$5.7
$2.7
2022
$6.5
$3.0
3Q'23

Background on Core Private Equity

- Core Private Equity is a long duration investment strategy with a more modest risk return profile compared to traditional PE; we are seeking mid-to-high teens gross IRRs in businesses that we believe can grow and compound value for more than a decade
- Core Private Equity AUM totals $35 billion
- KKR receives management fees on third party invested capital, with an opportunity to earn annual performance income as well as capital markets fees

Core Private Equity on the Balance Sheet

- The chart to the left shows the Fair Value of KKR's Core Private Equity balance sheet investments since 2018
- The $6.5 billion of fair value compares to $3.0 billion of cost for a 2.2x MOIC
  - Since inception, KKR's balance sheet Core Private Equity investments have generated a 20% Gross IRR
  - In the quarter and in the LTM, the Core Private Equity balance sheet portfolio was +4% and +11%, respectively
- Core Private Equity represents the largest allocation on KKR's balance sheet
- 34% of balance sheet investments
- Global portfolio across multiple industries

Note: Past performance is no guarantee of future results. See Appendix for endnotes about the calculation of gross internal rates of return ("IRR"), multiple of invested capital ("MOIC"), and other important information.

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26 Dividends The declaration and payment of any future dividends on common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained. Common Stock A dividend of $0.165 per share of common stock of KKR & Co. Inc. has been declared for the third quarter of 2023, which will be paid on December 1, 2023 to holders of record of common stock as of the close of business on November 17, 2023. Series C Mandatory Convertible Preferred Stock On September 15, 2023, each outstanding share of the Series C Mandatory Convertible Preferred Stock automatically converted into 1.1700 shares of our common stock. Dividends & Other Corporate Information

Appendix

GAAP Condensed Consolidated Income Statement (Unaudited)

($ in thousands)	3Q'22	3Q'23	3Q'22 YTD	3Q'23 YTD
Revenues				
Asset Management				
Fees and Other	$ 673,929	$ 655,367	$ 2,069,704	$ 2,086,830
Capital Allocation-Based Income (Loss)	(572,863)	1,009,645	(2,442,080)	2,155,560
	101,066	1,665,012	(372,376)	4,242,390
Insurance				
Net Premiums	480,462	220,212	627,104	1,320,265
Policy Fees	318,225	314,016	951,037	943,200
Net Investment Income	1,094,877	1,412,130	2,839,371	4,023,882
Net Investment-Related Gains (Losses)	(173,830)	(338,230)	(968,836)	(579,613)
Other Income	35,632	42,341	102,888	119,357
	1,755,366	1,650,469	3,551,564	5,827,091
Total Revenues	**$ 1,856,432**	**$ 3,315,481**	**$ 3,179,188**	**$ 10,069,481**
Expenses				
Asset Management				
Compensation and Benefits	244,502	900,582	779,050	2,133,366
Occupancy and Related Charges	18,683	24,498	55,693	70,240
General, Administrative and Other	212,513	243,268	701,010	746,543
	475,698	1,168,348	1,535,753	2,950,149
Insurance				
Net Policy Benefits and Claims	831,443	747,238	1,088,442	4,010,306
Amortization of Policy Acquisition Costs	5,827	17,656	(6,005)	62,037
Interest Expense	26,141	44,724	58,330	124,817
Insurance Expenses	156,432	154,311	402,573	551,750
General, Administrative and Other	178,652	183,246	517,527	599,029
	1,198,495	1,147,175	2,060,867	5,347,939
Total Expenses	**$ 1,674,193**	**$ 2,315,523**	**$ 3,596,620**	**$ 8,298,088**
Investment Income (Loss) - Asset Management				
Net Gains (Losses) from Investment Activities	(379,180)	1,468,209	(1,350,388)	1,878,885
Dividend Income	294,415	201,925	1,104,120	597,031
Interest Income	500,234	873,440	1,244,339	2,452,117
Interest Expense	(391,520)	(724,342)	(1,002,005)	(2,020,788)
Total Investment Income (Loss)	**$ 23,949**	**$ 1,819,232**	**$ (3,934)**	**$ 2,907,245**
Income Tax Expense (Benefit)	81,685	437,210	15,825	910,912
Redeemable Noncontrolling Interests	1,602	(3,685)	1,547	(12,728)
Noncontrolling Interests	73,014	895,539	221,286	1,088,622
Preferred Stock Dividends	17,250	17,248	51,750	51,747
Net Income (Loss) - KKR Common Stockholders	**$ 32,637**	**$ 1,472,878**	**$ (711,774)**	**$ 2,640,085**

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29 GAAP Condensed Consolidated Balance Statement (Unaudited) ($ in thousands) 4Q'22 3Q'23 Assets Asset Management Cash and Cash Equivalents $ 6,705,325 $ 6,977,836 Investments 92,375,463 103,801,213 Other Assets 7,114,360 6,770,909 106,195,148 117,549,958 Insurance Cash and Cash Equivalents 6,118,231 4,316,606 Investments 124,199,176 127,921,581 Other Assets 38,834,081 38,944,811 169,151,488 171,182,998 Total Assets $ 275,346,636 $ 288,732,956 Liabilities and Equity Asset Management Debt Obligations 40,598,613 43,676,117 Other Liabilities 6,937,832 8,226,482 47,536,445 51,902,599 Insurance Debt Obligations 2,128,166 2,314,992 Other Liabilities 170,311,335 172,917,190 172,439,501 175,232,182 Total Liabilities $ 219,975,946 $ 227,134,781 Redeemable Noncontrolling Interests 152,065 421,874 Stockholders' Equity Stockholders' Equity - Series C Mandatory Convertible Preferred Stock 1,115,792 — Stockholders' Equity - Common Stock 17,691,975 20,407,773 Noncontrolling Interests 36,410,858 40,768,528 Total Equity $ 55,218,625 $ 61,176,301 Total Liabilities and Equity $ 275,346,636 $ 288,732,956

30 Reconciliation of GAAP to Non-GAAP Shares (Unaudited) 3Q'22 3Q'23 3Q'22 YTD 3Q'23 YTD Weighted Average GAAP Shares of Common Stock Outstanding - Basic 859,833,444 862,123,088 711,908,107 861,598,674 Adjustments: Weighted Average KKR Holdings Units — — 143,082,708 — Weighted Average Exchangeable Securities and Other 29,288,380 26,430,765 28,925,348 28,892,932 Weighted Average Adjusted Shares 889,121,824 888,553,853 883,916,163 890,491,606 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 GAAP Shares of Common Stock Outstanding 859,833,444 861,110,478 861,104,000 857,987,641 884,585,205 Adjustments: Exchangeable Securities and Other 29,288,380 29,517,712 29,517,712 30,804,276 3,909,477 Adjusted Shares 889,121,824 890,628,190 890,621,712 888,791,917 888,494,682 Unvested Shares of Common Stock and Exchangeable Securities(1) 35,300,207 35,457,274 35,317,288 31,110,978 30,327,497 (1) Excludes equity awards that have not met their market-price based vesting conditions.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

($ in thousands)	3Q'22	3Q'23	3Q'22 YTD	3Q'23 YTD	3Q'22 LTM	3Q'23 LTM
Net Income (Loss) - KKR Common Stockholders	$ 32,637	$ 1,472,878	$ (711,774)	$ 2,640,085	$ (189,141)	$ 2,761,195
Preferred Stock Dividends	17,250	17,248	51,750	51,747	69,000	68,997
Net Income Attributable to Noncontrolling Interests	74,616	891,854	222,833	1,075,894	554,906	957,111
Income Tax Expense (Benefit)	81,685	437,210	15,825	910,912	217,154	1,020,480
Income (Loss) Before Tax (GAAP)	**$ 206,188**	**$ 2,819,190**	**$ (421,366)**	**$ 4,678,638**	**$ 651,919**	**$ 4,807,783**
Impact of Consolidation and Other	(31,057)	(889,615)	(553,434)	(1,053,470)	(610,264)	(894,463)
Equity-based Compensation - KKR Holdings[1]	19,500	—	119,834	—	245,383	—
Income Taxes on Operating Earnings	(204,328)	(204,640)	(625,872)	(549,239)	(951,730)	(783,331)
Asset Management Adjustments:						
Unrealized (Gains) Losses	233,265	(710,569)	1,734,293	(1,069,553)	2,034,339	(801,764)
Unrealized Carried Interest	1,094,782	(616,963)	3,946,182	(1,255,117)	3,775,197	(969,940)
Unrealized Carried Interest Compensation (Carry Pool)	(468,785)	310,917	(1,629,011)	590,108	(1,544,546)	465,723
Strategic Corporate Related Charges[2]	17,925	8,038	88,129	22,037	95,785	28,537
Equity-based Compensation	50,566	46,782	156,259	151,060	201,163	205,557
Equity-based Compensation - Performance based	58,943	72,821	176,727	203,748	204,884	265,950
Insurance Adjustments[3]:						
(Gains) Losses from Investments[3]	27,504	(33,337)	236,441	223,260	509,293	366,466
Non-operating Changes in Policy Liabilities and Derivatives[3]	(200,032)	(42,364)	(642,815)	121,590	(631,139)	179,910
Strategic Corporate Related Charges[3]	2,713	—	8,682	3,199	14,685	9,732
Equity-based and Other Compensation[3]	25,271	16,678	58,233	76,969	77,467	112,244
Amortization of Acquired Intangibles[3]	2,713	2,793	8,139	8,381	10,851	11,094
After-tax Distributable Earnings	**$ 835,168**	**$ 779,731**	**$ 2,660,421**	**$ 2,151,611**	**$ 4,083,287**	**$ 3,003,498**
Interest Expense	83,335	89,429	229,414	266,939	294,497	352,714
Net Income Attributable to Noncontrolling Interests	4,932	5,719	17,083	17,463	26,069	23,580
Income Taxes on Operating Earnings	204,328	204,640	625,872	549,239	951,730	783,331
Distributable Operating Earnings	**$ 1,127,763**	**$ 1,079,519**	**$ 3,532,790**	**$ 2,985,252**	**$ 5,355,583**	**$ 4,163,123**
Insurance Segment Operating Earnings	(168,835)	(210,027)	(493,397)	(585,363)	(946,509)	(816,728)
Realized Performance Income	(497,860)	(329,266)	(1,837,925)	(653,998)	(2,757,118)	(992,731)
Realized Performance Income Compensation	322,927	213,816	1,180,990	424,910	1,622,202	577,446
Realized Investment Income	(284,979)	(231,196)	(911,221)	(543,965)	(1,246,764)	(767,163)
Realized Investment Income Compensation	42,747	34,679	136,683	81,576	187,014	103,896
Fee Related Earnings	**$ 541,763**	**$ 557,525**	**$ 1,607,920**	**$ 1,708,412**	**$ 2,214,408**	**$ 2,267,843**

(1) Represents equity-based compensation expense in connection with non-dilutive share grants from outstanding units in KKR Holdings.
(2) For YTD 3Q'22 and LTM 3Q'22, strategic corporate related charges include a $40.7 million realized loss from foreign exchange derivatives that were entered in connection with the acquisition of KJRM and that were settled upon closing.
(3) Amounts represent the portion allocable to KKR.

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31

Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont'd)

($ in thousands)		3Q'22		3Q'23		3Q'22 YTD		3Q'23 YTD
Fee Related Earnings	$	**541,763**	$	**557,525**	$	**1,607,920**	$	**1,708,412**
Insurance Segment Operating Earnings		168,835		210,027		493,397		585,363
Realized Performance Income		497,860		329,266		1,837,925		653,998
Realized Performance Income Compensation		(322,927)		(213,816)		(1,180,990)		(424,910)
Realized Investment Income		284,979		231,196		911,221		543,965
Realized Investment Income Compensation		(42,747)		(34,679)		(136,683)		(81,576)
Depreciation and Amortization		9,045		12,885		24,411		34,370
Adjusted EBITDA	$	**1,136,808**	$	**1,092,404**	$	**3,557,201**	$	**3,019,622**

($ in thousands)		3Q'22		3Q'23		3Q'22 YTD		3Q'23 YTD
Total GAAP Revenues	$	1,856,432	$	3,315,481	$	3,179,188	$	10,069,481
Insurance GAAP Revenues		(1,755,366)		(1,650,469)		(3,551,564)		(5,827,091)
Impact of Consolidation and Other		163,783		176,930		493,510		478,143
Capital Allocation-Based Income (Loss) (GAAP)		572,863		(1,009,645)		2,442,080		(2,155,560)
Realized Carried Interest		496,494		327,195		1,799,870		646,116
Realized Investment Income		284,979		231,196		911,221		543,965
Insurance Segment Management Fees		83,048		112,141		211,353		331,049
Capstone Fees		(20,748)		(23,235)		(55,743)		(67,080)
Expense Reimbursements		(10,733)		(15,982)		(77,612)		(48,366)
Total Asset Management Segment Revenues	$	**1,670,752**	$	**1,463,612**	$	**5,352,303**	$	**3,970,657**

KKR

32

33 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont’d) ($ in thousands, except share and per share amounts) 4Q'18 4Q'19 4Q'20 4Q'21 4Q'22 3Q'22 3Q'23 KKR & Co. Inc. Stockholders' Equity - Common Stock $ 8,167,056 $ 10,324,936 $ 12,118,472 $ 16,542,643 $ 17,691,975 $ 17,495,190 $ 20,407,773 Series C Mandatory Convertible Preferred Stock — — 1,115,792 1,115,792 1,115,792 1,115,792 — Impact of Consolidation and Other 188,056 310,380 520,710 (1,048,569) 399,318 381,772 404,488 KKR Holdings and Exchangeable Securities 4,625,448 5,728,634 6,512,382 8,630,662 128,850 184,163 247,177 Accumulated Other Comprehensive Income and Other (Insurance) — — — 240,773 4,948,100 4,869,562 5,307,665 Book Value $ 12,980,560 $ 16,363,950 $ 20,267,356 $ 25,481,301 $ 24,284,035 $ 24,046,479 $ 26,367,103 Adjusted Shares 833,938,476 850,388,924 877,613,164 882,589,036 890,628,190 889,121,824 888,494,682 Book Value per Adjusted Share $ 15.57 $ 19.24 $ 23.09 $ 28.87 $ 27.27 $ 27.05 $ 29.68

Third Quarter 2023 Segment Earnings – Detailed View

($ in thousands)	3Q'22	3Q'23	3Q'22 YTD	3Q'23 YTD
Management Fees	$ 670,534	$ 758,700	$ 1,950,389	$ 2,245,744
Transaction and Monitoring Fees, Net	167,455	124,014	580,794	456,421
Fee Related Performance Revenues	49,924	20,436	71,974	70,529
Fee Related Compensation	(199,780)	(203,209)	(585,748)	(623,987)
Other Operating Expenses	(146,370)	(142,416)	(409,489)	(440,295)
Fee Related Earnings	**541,763**	**557,525**	**1,607,920**	**1,708,412**
Realized Carried Interest	496,494	327,195	1,799,870	646,116
Incentive Fees	1,366	2,071	38,055	7,882
Realized Performance Income Compensation	(322,927)	(213,816)	(1,180,990)	(424,910)
	174,933	**115,450**	**656,935**	**229,088**
Net Realized Gains (Losses)	162,716	108,827	435,260	216,076
Interest Income and Dividends, Net	122,263	122,369	475,961	327,889
Realized Investment Income Compensation	(42,747)	(34,679)	(136,683)	(81,576)
	242,232	**196,517**	**774,538**	**462,389**
Asset Management Segment Operating Earnings	**958,928**	**869,492**	**3,039,393**	**2,399,889**
Insurance Segment Operating Earnings	**168,835**	**210,027**	**493,397**	**585,363**
Distributable Operating Earnings	**1,127,763**	**1,079,519**	**3,532,790**	**2,985,252**
Interest Expense	(83,335)	(89,429)	(229,414)	(266,939)
Net Income Attributable to Noncontrolling Interests	(4,932)	(5,719)	(17,083)	(17,463)
Income Taxes on Operating Earnings	(204,328)	(204,640)	(625,872)	(549,239)
After-tax Distributable Earnings	**$ 835,168**	**$ 779,731**	**$ 2,660,421**	**$ 2,151,611**

KKR

34

35 Note to All Pages • All figures in this presentation are as of September 30, 2023, unless otherwise specifically indicated. Notes to Page 2 – Third Quarter 2023 Highlights • Net Cash and Total Investments is calculated as Cash and Short-term Investments, less Debt Obligations – KKR and KFN, plus Investments and Global Atlantic Book Value. Please see the endnote for page 15 for information about the term "investments." Notes to Page 3 – Third Quarter 2023 Segment Earnings • The amount of tax benefit from equity-based compensation for 3Q'23 and 3Q'22 was $12.2 million and $18.3 million, respectively, and for 3Q'23 YTD and 3Q'22 YTD was $36.4 million and $46.0 million, respectively. Its inclusion in After-tax Distributable Earnings had the effect of increasing this metric for 3Q'23 and 3Q'22 both by 2%, and for 3Q'23 YTD and 3Q'22 YTD both by 2%. Notes to Page 5 – Assets Under Management • Perpetual capital refers to a component of AUM that has an indefinite term and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. Perpetual capital includes the AUM of our registered funds, certain unregistered funds, listed companies, and insurance companies, and it excludes our traditional private equity funds, similarly structured investment funds, and hedge fund partnerships. Investors should not view this component of our AUM as being permanent without exception, because it can be subject to material reductions and even termination. Perpetual capital is subject to material reductions from changes in valuation and withdrawals by or payments to investors, clients and policyholders (including through elections by investors to redeem their fund investments, periodic dividends, and payment obligations under insurance policies and reinsurance agreements) as well as termination by a client of, or failure to renew, its investment management agreement with KKR. Notes to Page 6 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds includes $5.8 billion, $1.9 billion and $0.9 billion to its Private Equity, Real Assets and Credit and Liquid Strategies business lines, respectively. Notes to Page 7 – Fund Investment Performance • Traditional Private Equity Portfolio refers to the portfolio of investments held by all KKR’s private equity flagship funds. This portfolio does not include investments from KKR’s growth equity (including global impact) funds or core investments. • Opportunistic Real Estate Portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds. This portfolio does not include investments from KKR's core plus real estate funds or real estate credit funds. Important Information − Endnotes • Infrastructure Portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure equity funds. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure. • The Leveraged Credit Composite refers to the composite of certain investment portfolios made in KKR’s collateralized loan obligations and U.S. and European leveraged credit strategies including leveraged loans, high-yield bonds and opportunistic credit. • The Alternative Credit Composite refers to the composite of certain investment portfolios made in KKR's private credit strategy, including direct lending (including our business development company), asset-based finance and junior capital, and in the Strategic Investments Group ("SIG") strategy. Funds and separately managed accounts in liquidation or discontinued strategies are excluded. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 21 to 23. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Notes to Page 13 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. Notes to Page 14 – Book Value • KKR owns 63.3% of Global Atlantic. • Assuming that we had paid (i) 65% of the unrealized carried interest earned by the funds that allocate 40% and 43% to the carry pool and (ii) 15% of the unrealized gains in our Principal Activities business line (in each case at the mid-point of the ranges above), our book value as of September 30, 2023 would have been reduced by approximately $1.75 per adjusted share, compared to our reported book value of $29.68 per adjusted share on such date. • Please see the endnote for page 15 for information about the term "investments."

36 Notes to Page 15 – Investments Detail • Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds and the Global Atlantic insurance companies. Investments presented are principally the assets measured at fair value that are held by KKR's asset management segment, which, among other things, does not include the underlying investments held by Global Atlantic and Marshall Wace. • Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as core, growth, energy, real estate, infrastructure, leveraged credit and alternative credit appear in these other asset classes. • Top 5 Investments include the top five investments based on their fair values as of September 30, 2023. Top 5 Investments exclude (i) investments expected to be syndicated, (ii) investments expected to be transferred in connection with a new fundraising, (iii) investments in funds and other entities that are owned by one or more third parties and established for the purpose of making investments, and (iv) the portion of any investment that may be held through collateralized loan obligations or levered multi-asset investment vehicles, if any. Accordingly, this list of Top 5 Investments should not be relied upon as a substitute for the “Investment Holdings by Asset Class" pie chart on page 15 for information about the asset class exposure of KKR's balance sheet. The investments in this list do not deduct fund or vehicle level debt, if any, incurred in connection with funding the investment. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable. Notes to Page 17 – Duration of Capital • Please see endnote for page 5 for information about the term "perpetual capital." • "Other" in the chart primarily includes hedge fund partnerships and certain leveraged credit funds. Notes to Page 18 – Assets Under Management Rollforward • For the three months ended September 30, 2023, Distributions and Other includes $82 million of redemptions by fund investors in Real Assets and $1,332 million of redemptions by fund investors in Credit and Liquid Strategies. • For the nine months ended September 30, 2023, Distributions and Other includes $240 million of redemptions by fund investors in Real Assets and $5,065 million of redemptions by fund investors in Credit and Liquid Strategies. Important Information − Endnotes (cont’d) Notes to Page 19 – Fee Paying Assets Under Management Rollforward • For the three months ended September 30, 2023, Distributions and Other includes $82 million of redemptions by fund investors in Real Assets and $1,332 million of redemptions by fund investors in Credit and Liquid Strategies. • For the nine months ended September 30, 2023, Distributions and Other includes net changes in fee base of certain Real Assets funds of $375 million, $240 million of redemptions by fund investors in Real Assets, and $5,065 million of redemptions by fund investors in Credit and Liquid Strategies. Notes to Pages 21 to 23 – Investment Vehicle Summary • The start date represents the start of the fund's investment period as defined in the fund's governing documents and may or may not be the same as the date upon which management fees begin to accrue. • The end date represents the end of the fund's investment period as defined in the fund's governing documents and is generally not the date upon which management fees cease to accrue. For funds that initially charge management fees on the basis of committed capital, the end date is generally the date on or after which the management fees begin to be calculated instead on the basis of invested capital and may, for certain funds, begin to be calculated using a lower rate. • This table includes investment vehicles which are not investment funds. The terms investments and investment vehicles are terms used solely for purposes of financial presentation. Notes to Pages 25 – Investments Detail - Core Private Equity • Unless otherwise indicated, gross multiple of invested capital ("MOIC") measure the aggregate value generated by a fund's investments in absolute terms. Each MOIC is calculated by adding together the total realized and unrealized values of a fund's investments and dividing by the total amount of capital invested by the fund. Such amounts do not give effect to the allocation of realized and unrealized carried interest or the payment of any applicable management fees or organizational expenses. • Unless otherwise indicated, internal rates of returns ("IRRs") measure the aggregate annual compounded returns generated by a fund's investments over a holding period, including, in many cases, where an investment has not yet been exited and the holding period end date is not yet known. As a result, an investment's future final IRR calculated after the exact holding period is known may differ, perhaps materially, from the IRR that is shown before the investments is exited. "Gross IRRs" are calculated before giving effect to the allocation of carried interest and the payment of any applicable management fees and organizational expenses.

37 Important Information − Non-GAAP and Other Measures Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as assessing the performance of KKR's business. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including after-tax distributable earnings (“DE”), distributable operating earnings, fee related earnings (“FRE”), total asset management segment revenues and book value, are presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc. and holders of certain securities exchangeable into shares of common stock of KKR & Co. Inc. and as such represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment funds and collateralized financing entities (“CFEs”) that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP financial measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled financial measures presented by other investment managers. • After-tax Distributable Earnings is a non-GAAP performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. After-tax distributable earnings is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. After-tax distributable earnings is equal to Distributable Operating Earnings less Interest Expense, Net Income Attributable to Noncontrolling Interests and Income Taxes on Operating Earnings. Series C Mandatory Convertible Preferred Stock dividends have been excluded from After-tax Distributable Earnings (for the periods when this preferred stock was still outstanding), because the definition of Adjusted Shares used to calculate After-tax Distributable Earnings per Adjusted Share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock of KKR & Co. Inc. Income Taxes on Operating Earnings represents the (i) amount of income taxes that would be paid assuming that all pre-tax Asset Management distributable earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all securities exchangeable into shares of common stock of KKR & Co. Inc. were exchanged and (ii) the amount of income taxes on Insurance Segment Operating Earnings. Income taxes on Insurance Segment Operating Earnings represent the total current and deferred tax expense or benefit on income before taxes adjusted to eliminate the impact of the tax expense or benefit associated with the non-operating adjustments. Income Taxes on Operating Earnings includes the benefit of tax deductions arising from equity-based compensation, which reduces operating income taxes during the period. Equity based compensation expense is excluded from After-tax Distributable Earnings, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. If tax deductions from equity- based compensation were to be excluded from Income Taxes on Operating Earnings, KKR’s After-tax Distributable Earnings would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity-based compensation for the period reported and the effect of its inclusion in After-tax Distributable Earnings for the period. KKR makes these adjustments when calculating After-tax Distributable Earnings in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, After-tax Distributable Earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and After-tax Distributable Earnings should not be viewed as a measure of KKR’s liquidity. • Book Value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s net assets presented on a basis that (i) excludes the net assets that are allocated to investors in KKR’s investment funds and other noncontrolling interest holders, (ii) includes the net assets that are attributable to certain securities exchangeable into shares of common stock of KKR & Co. Inc., and (iii) includes KKR’s ownership of the net assets of Global Atlantic. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to investors in KKR’s investment funds and other noncontrolling interest holders. KKR's book value includes the net impact of KKR's tax assets and liabilities as calculated under GAAP. Series C Mandatory Convertible Preferred Stock has been included in book value, because the definition of adjusted shares used to calculate book value per adjusted share assumes that all shares of Series C Mandatory Convertible Preferred Stock, had, prior to its redemption, been converted to shares of common stock of KKR & Co. Inc. To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated other comprehensive income and (ii) accumulated change in fair value of reinsurance balances and related assets, net of income tax.

38 Non-GAAP and Segment Measures (cont’d) • Distributable Operating Earnings is a non-GAAP performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Distributable Operating Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, (iii) strategic corporate-related charges and (iv) non-recurring items, if any. Strategic corporate-related charges arise from corporate actions and consist primarily of (i) impairments, (ii) transaction costs from strategic acquisitions, and (iii) depreciation on real estate that KKR owns and occupies. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by KKR as the investment adviser for Global Atlantic insurance companies and (ii) interest income and expense based on lending arrangements where one or more KKR subsidiaries borrow from a Global Atlantic insurance subsidiary. Inter- segment transactions are recorded by each segment based on the definitive documents that contain arms' length terms and comply with applicable regulatory requirements. Distributable Operating Earnings represents operating earnings of KKR’s Asset Management and Insurance segments. • Asset Management Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Operating Earnings excludes the impact of: (i) unrealized gains (losses) on investments, (ii) unrealized carried interest, and (iii) related unrealized carried interest compensation (i.e. the carry pool). Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies, are included in Asset Management Segment Operating Earnings. • Insurance Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment. This measure is presented before income taxes and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, (iii) General, Administrative, and Other Expenses, and (iv) Net Income Attributable to Noncontrolling Interests. The non-operating adjustments made to derive Insurance Segment Operating Earnings excludes the impact of: (i) investment gains (losses) which include realized gains (losses) related to asset/ liability matching investments strategies and unrealized investment gains (losses) and (ii) non-operating changes in policy liabilities and derivatives which includes (a) changes in the fair value of market risk benefits and other policy liabilities measured at fair value and related benefit payments, (b) fees attributed to guaranteed benefits, (c) derivatives used to manage the risks associated with policy liabilities, and (d) losses at contract issuance on payout annuities. Important Information − Non-GAAP and Other Measures (cont’d) Insurance Segment Operating Earnings includes (i) realized gains and losses not related to asset/liability matching investments strategies and (ii) the investment management costs that are earned by KKR as the investment adviser of the Global Atlantic insurance companies. • Fee Related Earnings (“FRE”) is a performance measure used to assess the Asset Management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating asset management and capital markets businesses and other recurring revenue streams. FRE equals (i) Management Fees, including fees paid by the Insurance segment to the Asset Management segment and fees paid by certain insurance co-investment vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of Incentive Fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee related performance revenues consists of performance fees (i) to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity- based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. • Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized net gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. KKR believes that this performance measure is useful to stockholders as it provides additional insight into the realized revenues generated by KKR's asset management segment.

39 Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include (i) for any reporting period prior to the redemption of the Series C Mandatory Convertible Preferred, adjusted shares included the number of shares of common stock of KKR & Co. Inc. assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock and (ii) certain securities exchangeable into shares of common stock of KKR & Co. Inc. Weighted average adjusted shares is used in the calculation of After-tax Distributable Earnings per Adjusted Share, and Adjusted Shares is used in the calculation of Book Value per Adjusted Share. • Assets Under Management (“AUM”) represent the assets managed, advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and certain co-investment vehicles; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the asset value of the Global Atlantic insurance companies; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all of the AUM of KKR's strategic BDC partnership; (vii) the acquisition cost of invested assets of certain non-US real estate investment trusts and (viii) the value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions. • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Important Information − Non-GAAP and Other Measures (cont’d) Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments and the amount of uncalled commitments is not reduced by capital invested using borrowings under an investment fund’s subscription facility until capital is called from our fund investors. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co- investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

40 Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an "advertisement" for purposes of the Investment Advisers Act of 1940, as amended, or an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Credit Advisors (Ireland) or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product offered by, or other insurance-related vehicle sponsored or managed by, Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited or any Global Atlantic insurance company. Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. Important Information − Other Legal Disclosures The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, and the timing and manner of sale, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein. Estimates and Assumptions Target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize.

41 Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR, including investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “think,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” "visibility on," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of shares of common stock of KKR & Co. Inc.; the timing, manner and pricing of redemptions of preferred stock; future expectations related to Fee Related Earnings, After- tax Distributable Earnings, Book Value, Asset Management (and Insurance) Segment Operating Earnings, Distributable Operating Earnings, and other measures and performance metrics; KKR’s ability to grow its AUM, to deploy its capital, to realize currently unrealized investment returns and the time period over which such events may occur; KKR’s ability to manage operations and investments of acquired companies; the effects of any acquisition on KKR’s operating results; expansion and growth opportunities and other synergies resulting from acquisitions, reorganizations or strategic partnerships, including Global Atlantic and KJRM; the timing and expected impact to our business of any new fund, investment vehicle or product launches; the ability of core private equity investments to generate earnings that compound over a long period of time; the timing and completion of certain transactions contemplated by the Reorganization Agreement entered into on October 8, 2021 by KKR & Co. Inc. pursuant to which the parties agreed to undertake a series of integrated transactions to effect a number of transformative structural and governance changes, some of which were completed on May 31, 2022, and other which will be completed in the future. On May 31, 2022, KKR & Co. Inc. completed the merger transactions contemplated by the Reorganization Agreement. These forward-looking statements are based on KKR’s (including Global Atlantic’s and KJRM's) beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, stock repurchases, tax assets, tax liabilities, AUM, FPAUM, After-tax Distributable Earnings, capital invested, uncalled commitments, cash and short-term investments, Fee Related Earnings, adjusted EBITDA, book value, debt levels, outstanding shares of common stock of KKR & Co. Inc. and capital structure may vary materially from those expressed in the forward-looking statements. Important Information − Other Legal Disclosures (cont’d) The following factors, among others, could cause actual results to vary from the forward- looking statements: failure to realize the anticipated benefits within the expected timeframes from acquisitions; unforeseen liabilities or integration and other costs of acquisitions and timing related thereto; changes in the business of our acquisitions; distraction of management or other diversion of resources within KKR caused by acquisitions; retention of key employees from acquisitions; ability to maintain business relationships following the acquisitions; the pandemic’s impact on the U.S. and global economies and governmental responses to the pandemic; the volatility of the capital markets; failure to realize the benefits of or changes in business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of our investments and decreased ability to raise funds; compliance with applicable laws; changes to the consolidated subsidiaries of KKR; KKR’s control of acquired companies; changes in Global Atlantic policyholders’ behaviors; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in our businesses; the outcome of litigation and regulatory matters, as applicable; the degree and nature of KKR’s competition and changes to accounting standards, such as the recent implementation of the new accounting standard for long- duration contracts such as life insurance and annuities. These statements are subject to numerous risks, uncertainties and assumptions, including those listed in this Appendix and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law.